As filed with the Securities and Exchange Commission on December 10, 2009

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

CASELLA WASTE SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	03-0338873
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

25 Greens Hill Lane, Rutland, Vermont	05701
(Address of Principal Executive Offices)	(Zip Code)

2006 Stock Incentive Plan

(Full Title of the Plan)

John W. Casella
Chief Executive Officer
25 Greens Hills Lane

Rutland, Vermont 05701
(Name and Address of Agent For Service)

(802) 775-0325

(Telephone Number, Including Area Code, of Agent For Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, $.01 par value per share	1,200,000 shares(2)	$3.65(3)	$4,380,000(3)	$244.40

(1)                                  In accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)                                  Consists of an additional 1,200,000 shares issuable under the 2006 Stock Incentive Plan pursuant to the terms of such plan.

(3)                                  Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act.  The price per shares and aggregate offering price are calculated on the basis of the average of the high and low prices of the Registrant’s Class A Common Stock as reported on the NASDAQ Global Select Market on December 8, 2009.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8, File No. 333-141038, filed by the Registrant on March 2, 2007, relating to the Registrant’s 2006 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Rutland, state of Vermont, on this 10th day of December, 2009.

CASELLA WASTE SYSTEMS, INC.

By:	/s/ John W. Casella
John W. Casella
Chairman and Chief Executive Officer

POWER OF ATTORNEY AND SIGNATURES

We, the undersigned officers and directors of Casella Waste Systems, Inc., hereby severally constitute and appoint John W. Casella and Paul J. Massaro, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Casella Waste Systems, Inc. to comply with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John W. Casella	Chairman and Chief Executive Officer	December 10, 2009
John W. Casella	(Principal executive officer)

/s/ Paul J. Massaro	Director of Finance	December 10, 2009
Paul J. Massaro	(Principal financial and accounting officer)

/s/ James W. Bohlig	Chief Development Officer, President of	December 10, 2009
James W. Bohlig	Renewables Group and Director

/s/ Michael K. Burke	Director	December 10, 2009
Michael K. Burke

/s/ James F. Callahan Jr.	Director	December 10, 2009
James F. Callahan Jr.

/s/ Douglas R. Casella	Director	December 10, 2009
Douglas R. Casella

/s/ John F. Chapple III	Director	December 10, 2009
John F. Chapple III

/s/ Joseph G. Doody	Director	December 10, 2009
Joseph G. Doody

/s/ James P. McManus	Director	December 10, 2009
James P. McManus

/s/ Gregory B. Peters	Director	December 10, 2009
Gregory B. Peters

INDEX TO EXHIBITSNumber	Description

4.1

Second Amended and Restated Certificate of Incorporation of the Registrant, as amended (filed with the Securities and Exchange Commission on December 7, 2007 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-23211) and incorporated herein by reference).

4.2

Third Amended and Restated By-Laws of the Registrant (filed with the Securities and Exchange Commission on February 27, 2009 as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 000-23211) and incorporated herein by reference).

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant.

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1).

23.2	Consent of Caturano and Company, P.C.

23.3	Consent of PricewaterhouseCoopers LLP.

24.1	Power of attorney (included on the signature pages of this registration statement).

99.1

2006 Stock Incentive Plan, as amended (filed with the Securities and Exchange Commission on October 19, 2009 as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K (File No. 000-23211) and incorporated herein by reference).